VALENCE TECHNOLOGY, INC.


                          VALENCE CEO NAMED ONE OF THE
                      2005 FAST COMPANY FAST 50 INNOVATORS

AUSTIN, TEXAS, FEBRUARY 15, 2005 - Stephan Godevais, chairman and CEO of Valence Technology, Inc. (Nasdaq: VLNC), a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology, was named to FAST COMPANY magazine's fourth annual Fast 50 Innovators.

The Fast 50 were announced in the March issue of FAST COMPANY, one of the leading magazines for business managers. Honoring individuals whose achievements have significantly advanced their companies or industries, the winners were competitively selected from more than 1,650 online entries from 30 countries and throughout the U.S.

"The battery is one technology that has not followed Moore's Law," said Stephan Godevais. "Together at Valence, we have made great strides in the development of Saphion(R), a safe, lithium-ion technology, and we are gratified to be recognized for our contribution to the battery industry."

FAST COMPANY notes that Valence Technology has modified lithium-ion technology -- typically found in electronics such as laptops -- for use in transportation. "While everyone waits for fuel cells to provide long-lasting batteries, Valence is moving in that direction today," FAST COMPANY stated in its March issue.

Valence's Saphion(R) technology is a breakthrough solution as demonstrated by its work with companies such as Segway LLC, Tyco Electronics Power Systems, Inc., and GF Health Products, Inc.

In addition, Valence is working with a company to develop taxicabs running soley on batteries. "Imagine what that would do for a city the size of New York," observed Stephan Godevais.

Valence products are offered in the form of large format batteries to power motive and electric vehicles, utility/telecom back up systems, and military devices, as well as, universal notebook batteries to power notebooks and other mobile electronic devices. All Saphion(R) products are safe, stable and deliver high performance, with very little maintenance and a long service life.

"I am extremely honored to be recognized by FAST COMPANY for this prestigious award," continued Stephan Godevais. "However, I would be remiss if I didn't acknowledge the dedication of all the women and men at Valence, and their families, who made it possible."

Selected by FAST COMPANY editors, the Fast 50 includes executives, activists, marketers, designers, scientists, engineers and other leaders from a variety of backgrounds. Some


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are solo entrepreneurs and researchers. Others come from a wide range of organizations including large corporations to start-ups.

ABOUT FAST COMPANY
Founded in 1996, FAST COMPANY provides insight into the latest innovations and new work practices, as well as the people, teams, products and ideas that define the emerging world of business. Owned by Gruner + Jahr, a unit of Bertelsmann AG, the award-winning magazine is published monthly and has a circulation of 725,000.

ABOUT VALENCE TECHNOLOGY, INC.
Valence is a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology. Named in 2004 as a Top 100 Innovative Company by Red Herring, Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(R) technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou and Shanghai, China. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com.

FORWARD-LOOKING STATEMENT
The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.

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MEDIA CONTACT                             INVESTOR CONTACT
Lois Paul & Partners, LLC                 Valence Technology, Inc.
Daphne Kent                               Kimberly Allen
daphne_kent@lpp.com                       kimberly.allen@valence.com
(512) 638-5305                            (512) 527-2921